Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

Oct. 27, 2011

Wisconsin Energy posts third quarter and nine month earnings

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income from continuing operations of $129.8 million or 55 cents a share for the third quarter of 2011. This compares with net income from continuing operations of $112.3 million or 47 cents a share for the third quarter of 2010.

For the first nine months of 2011, the company reported net income from continuing operations of $398.7 million or $1.69 a share -- up from $328.8 million or $1.39 a share in the corresponding period a year ago.

A major factor contributing to this year's third quarter performance was income from the company's Power the Future plan. Earnings from Power the Future assets rose by 3 cents a share, driven by investment in the second new generating unit at the company's Oak Creek site. The second expansion unit at Oak Creek began commercial service in January.

During this year's third quarter, consumption of electricity by large commercial and industrial customers grew 0.3 percent, while electricity use by small commercial and industrial customers was up 1.0 percent. Residential electricity use was down by 2.3 percent from the third quarter a year ago.

“Summer temperatures in the Midwest were warmer than normal this year. But the summer of 2010 was one of the hottest on record,” said Gale Klappa, chairman, president and chief executive of Wisconsin Energy. “As a result, residential demand for air conditioning was slightly lower than we recorded in the third quarter last year.”

At the end of September, the company was serving 2,114 more electric customers and 4,170 more natural gas customers than a year ago.

“In total, we've invested $7.8 billion since 2003 to upgrade the energy infrastructure of the region,” added Klappa. “Those investments are paying real dividends for our customers in the form of high reliability and dramatically improved environmental performance,” Klappa said.

Earnings per share listed in this news release are on a fully diluted basis. Prior year earnings per share were restated to reflect the two-for-one stock split that occurred on March 1, 2011.

Conference call
A conference call is scheduled for 1 p.m. Central time on Oct. 27, 2011. The presentation will review 2011 third quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and general public, are invited to listen to the presentation. The conference call may be accessed by dialing
866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 15935154. Access also may be gained through the company's website (wisconsinenergy.com). Click 'Third Quarter Earnings Release and Conference Call' and then click 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its third quarter performance. The materials will be available at 6:30 a.m. Central time on Oct. 27, 2011.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through Nov. 10, 2011. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 15935154.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utility is We Energies. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy Corporation (www.wisconsinenergy.com), a component of the
S&P 500, has more than $13 billion of assets, approximately 4,600 employees and more than 43,000 stockholders of record.

# # #

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
	(Millions of Dollars, Except Per Share Amounts)
Operating Revenues	$1,052.8	$973.2	$3,373.2	$3,112.7

Operating Expenses
Fuel and purchased power	350.9	335.6	904.5	871.4
Cost of gas sold	69.2	67.4	533.4	519.0
Other operation and maintenance	296.9	318.1	909.3	971.0
Depreciation and amortization	82.6	77.4	246.2	228.6
Property and revenue taxes	28.9	26.9	85.5	79.8
Total Operating Expenses	828.5	825.4	2,678.9	2,669.8

Amortization of Gain	—	55.2	—	151.8

Operating Income	224.3	203.0	694.3	594.7

Equity in Earnings of Transmission Affiliate	15.7	15.2	46.4	45.5
Other Income, net	16.2	9.6	43.1	25.5
Interest Expense, net	56.8	52.5	177.6	154.9

Income from Continuing Operations Before Income Taxes	199.4	175.3	606.2	510.8

Income Taxes	69.6	63.0	207.5	182.0

Income from Continuing Operations	129.8	112.3	398.7	328.8

Income (Loss) from Discontinued Operations, Net of Tax	—	(0.1)	11.5	1.8
Net Income	$129.8	$112.2	$410.2	$330.6

Earnings Per Share (Basic)
Continuing operations	$0.56	$0.48	$1.71	$1.41
Discontinued operations	—	—	0.05	—
Total Earnings Per Share (Basic)	$0.56	$0.48	$1.76	$1.41

Earnings Per Share (Diluted)
Continuing operations	$0.55	$0.47	$1.69	$1.39
Discontinued operations	—	—	0.05	0.01
Total Earnings Per Share (Diluted)	$0.55	$0.47	$1.74	$1.40

Weighted Average Common Shares Outstanding (Millions)
Basic	232.2	233.8	233.2	233.8
Diluted	234.9	236.9	236.0	236.7

Dividends Per Share of Common Stock	$0.26	$0.20	$0.78	$0.60

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2011	December 31, 2010
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$9,999.1	$9,601.5

Investments
Equity investment in transmission affiliate	346.2	330.5
Other	36.6	45.8
Total Investments	382.8	376.3

Current Assets
Cash and cash equivalents	15.1	24.5
Restricted cash	45.5	8.3
Accounts receivable	314.0	344.6
Accrued revenues	162.2	280.3
Materials, supplies and inventories	368.1	379.1
Prepayments and other	227.5	294.3
Total Current Assets	1,132.4	1,331.1

Deferred Charges and Other Assets
Regulatory assets	1,082.9	1,090.1
Goodwill	441.9	441.9
Other	210.4	218.9
Total Deferred Charges and Other Assets	1,735.2	1,750.9

Total Assets	$13,249.5	$13,059.8

Capitalization and Liabilities

Capitalization
Common equity	$3,940.7	$3,802.1
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,618.9	3,932.0
Total Capitalization	8,590.0	7,764.5

Current Liabilities
Long-term debt due currently	31.8	473.4
Short-term debt	496.7	657.9
Accounts payable	274.6	315.4
Other	286.3	274.4
Total Current Liabilities	1,089.4	1,721.1

Deferred Credits and Other Liabilities
Regulatory liabilities	918.0	883.8
Deferred income taxes - long-term	1,447.3	1,154.8
Deferred revenue, net	767.7	805.5
Pension and other benefit obligations	100.8	353.2
Other	336.3	376.9
Total Deferred Credits and Other Liabilities	3,570.1	3,574.2

Total Capitalization and Liabilities	$13,249.5	$13,059.8

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
	2011	2010
	(Millions of Dollars)
Operating Activities
Net income	$410.2	$330.6
Reconciliation to cash
Depreciation and amortization	248.9	237.6
Contributions to qualified benefit plans	(257.4)	—
Deferred income taxes and investment tax credits, net	215.9	(1.0)
Working capital and other	210.0	86.5
Cash Provided by Operating Activities	827.6	653.7

Investing Activities
Capital expenditures	(612.2)	(545.6)
Proceeds from asset sales	38.5	63.8
Change in restricted cash	(37.2)	131.8
Other investing activities, net	(39.4)	(60.0)
Cash Used in Investing Activities	(650.3)	(410.0)

Financing Activities
Common stock issued (repurchased), net	(100.7)	(52.5)
Dividends paid on common stock	(182.0)	(140.3)
Change in debt, net	94.1	(66.4)
Other financing activities, net	1.9	6.5
Cash Used in Financing Activities	(186.7)	(252.7)

Change in Cash	(9.4)	(9.0)

Cash at Beginning of Period	24.5	20.2

Cash at End of Period	$15.1	$11.2